UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2006

LIBERTY MEDIA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-16615	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Liberty Media Corporation

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Restructuring (as defined below), Donne F. Fisher, M. LaVoy Robison, Robert R. Bennett, Paul A. Gould, David E. Rapley and Larry E. Romrell, each of whom served as a director of the Registrant immediately prior to the Merger (as defined below), resigned as a director of the Registrant at the effective time of the Merger.  As a result of the Restructuring, the Registrant is now managed by its sole member, New Liberty (as defined below).

Each person serving as an officer of the Registrant immediately prior to the Restructuring has remained in office following the Restructuring.

Item 8.01.  Other Events

In connection with the previously announced restructuring of the Registrant (the “Restructuring”), on May 9, 2006, a direct, wholly-owned subsidiary of Liberty Media Corporation (formerly known as Liberty Media Holding Corporation) (“New Liberty”) merged with and into the Registrant, with the Registrant surviving (such merger, the “Merger”) and New Liberty becoming the new publicly traded parent company of the Registrant.  Immediately prior to the Merger, New Liberty was a direct, wholly owned subsidiary of the Registrant.  In the Merger, each holder of the Registrant’s common stock received for each share of the Registrant’s Series A common stock held immediately prior to the Merger, 0.25 of a share of New Liberty’s Liberty Interactive Series A common stock and 0.05 of a share of New Liberty’s Liberty Capital Series A common stock, and for each share of the Registrant’s Series B common stock held immediately prior to the Merger, 0.25 of a share of New Liberty’s Liberty Interactive Series B common stock and 0.05 of a share of New Liberty’s Liberty Capital Series B common stock, in each case, with cash in lieu of any fractional shares.  Also on May 9, 2006, in connection with and immediately subsequent to the Merger, the Registrant converted from a Delaware corporation into a Delaware limited liability company named “Liberty Media LLC” by filing with the Delaware Secretary of State a Certificate of Formation of Liberty Media LLC and a Certificate of Conversion of Limited Liability Company of LMC MergerSub, Inc. to Liberty Media LLC, copies of which, together with the Limited Liability Company Operating Agreement of Liberty Media LLC (the “Operating Agreement”), are being filed herewith as Exhibits 3.1 through 3.3, inclusive.

A description of the terms of the New Liberty common stock issued in the Merger can be found under the heading “The Restructuring Proposal - Description of the Liberty Interactive Common Stock and the Liberty Capital Common Stock” in the proxy statement/prospectus filed as Amendment No. 4 to the Registrant’s Schedule 14A with the Securities and Exchange Commission on April 7, 2006.

As a result of the Restructuring, the sole member of the Registrant is New Liberty, and the membership interests of New Liberty as sole member of the Registrant are now governed by the Operating Agreement, which was approved by New Liberty as sole member of the Registrant on May 9, 2006.

Item 9.01.              Financial Statement and Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of Liberty Media LLC, dated May 9, 2006

3.2	Certificate of Conversion to Limited Liability Company of LMC MergerSub, Inc. to Liberty Media LLC, dated May 9, 2006

3.3	Limited Liability Company Operating Agreement of Liberty Media LLC, dated May 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006

LIBERTY MEDIA LLC

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of Liberty Media LLC, dated May 9, 2006

3.2	Certificate of Conversion to Limited Liability Company of LMC MergerSub, Inc. to Liberty Media LLC, dated May 9, 2006

3.3	Limited Liability Company Operating Agreement of Liberty Media LLC, dated May 9, 2006